Exhibit 10.1

PUTNAM BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Table of Contents

ARTICLE ONE—DEFINITIONS

1.1	Account	2
1.2	Acquisition Loan	2
1.3	Administrator	3
1.4	Beneficiary	3
1.5	Break in Service	3
1.6	Code	3
1.7	Compensation	3
1.8	Effective Date	3
1.9	Employee	4
1.10	Employer	4
1.11	Employer Stock	4
1.12	Employment Date	4
1.13	Financed Shares	4
1.14	Highly Compensated Employee	4
1.15	Hour of Service	5
1.16	Leased Employee	6
1.17	Nonhighly Compensated Employee	6
1.18	Normal Retirement Date	6
1.19	Participant	6
1.20	Plan	7
1.21	Plan Year	7
1.22	Trust	7
1.23	Trustee	7
1.24	Valuation Date	7
1.25	Year of Service	7

ARTICLE TWO—SERVICE DEFINITIONS AND RULES

2.1	Year of Service	8
2.2	Break in Service	9
2.3	Leave of Absence	9
2.4	Rule of Parity on Return to Employment	9
2.5	Service in Excluded Job Classifications, with Related Companies or as a Leased Employee	10
2.6	Special Rules Relating to Veterans Reemployment Rights	10

ARTICLE THREE—PLAN PARTICIPATION

3.1	Participation	11
3.2	Reemployment of Former Participant	11
3.3	Termination of Eligibility	11

ARTICLE FOUR—EMPLOYER CONTRIBUTIONS

4.1	Employer Contributions	12
4.2	Eligibility for Allocation of Employer Contributions	12
4.3	Manner of Allocation of Employer Contributions	12
4.4	Participants Omitted in Error	13
4.5	Timing of Contributions	13
4.6	Obligation of Fiduciaries	13

ARTICLE FIVE—ACCOUNTING RULES

5.1	Participant Accounts	14
5.2	Investment of Accounts and Accounting Rules	14
5.3	Loans to the Trust Fund and Release from Suspense Account	15
5.4	Stock Dividends	16
5.5	Voting of Employer Stock	16
5.6	Stock Received in Certain Transactions	17
5.7	Prohibited Allocations of Securities in an S Corporation	17

ARTICLE SIX—VESTING, RETIREMENT AND DISABILITY BENEFITS

6.1	Vesting	18
6.2	Forfeiture of Nonvested Balance	19
6.3	Return to Employment Before Distribution of Vested Account Balance	20
6.4	Normal Retirement	20
6.5	Permanent and Total Disability	20
6.6	Early Retirement	20

ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1	Manner of Payment	21
7.2	Time of Commencement of Benefit Payments	21
7.3	Furnishing Information	23
7.4	Minimum Distribution Rules	23

7.5	Death Benefit	27
7.6	Designation of Beneficiary	27
7.7	Time and Mode of Distributing Death Benefits	28
7.8	Involuntary Cash-Outs	28
7.9	Direct Rollover of Eligible Rollover Distributions	29
7.10	Put Option	30
7.11	Diversification Rights	30

ARTICLE EIGHT—SALE OF EMPLOYER STOCK

8.1	Right of First Refusal	32
8.2	Payment by Trustee Upon Purchase	32
8.3	Share Certificate Endorsement	33
8.4	Securities Law	33
8.5	Acquisition for Investment	33

ARTICLE NINE—ADMINISTRATION OF THE PLAN

9.1	Plan Administration	34
9.2	Claims Procedure	34
9.3	Trust Agreement and Designation of Trustee	35

ARTICLE TEN—LIMITATIONS ON ANNUAL ADDITIONS TO A PARTICIPANT'S ACCOUNT

10.1	Rules and Definitions	36

ARTICLE ELEVEN—AMENDMENT AND TERMINATION

11.1	Amendment	40
11.2	Termination of the Plan	40

ARTICLE TWELVE—TOP-HEAVY PROVISIONS

12.1	Applicability	41
12.2	Definitions	41
12.3	Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year	43

12.4	Vesting	44
12.5	Additional Rules	44

ARTICLE THIRTEEN—MISCELLANEOUS PROVISIONS

13.1	Plan Does Not Affect Employment	46
13.2	Successor to the Employer	46
13.3	Repayments to the Employer	46
13.4	Benefits not Assignable	47
13.5	Merger of Plans	47
13.6	Investment Experience not a Forfeiture	47
13.7	Distribution to Legally Incapacitated Person	47
13.8	Construction	47
13.9	Governing Documents	47
13.10	Governing Law	47
13.11	Headings	48
13.12	Counterparts	48
13.13	Location of Participant or Beneficiary Unknown	48

ARTICLE FOURTEEN—MULTIPLE EMPLOYER PROVISIONS

14.1	Adoption of the Plan	49
14.2	Service	49
14.3	Plan Contributions	49
14.4	Determining Compensation	49
14.5	Transferring Employees	49
14.6	Delegation of Authority	49
14.7	Termination	50

SIGNATURE PAGE

PUTNAM BANK

EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Putnam Bank (hereinafter referred to as the "Employer") adopted the Putnam Bank Employee Stock Ownership Plan (hereinafter referred to as the "Plan") for the benefit of its Employees, effective as of July 1, 2004; and

WHEREAS, Section 13 of said Plan provides that the Employer may amend the Plan; and

WHEREAS, the Employer wishes to amend the Plan; and

WHEREAS, the Plan is designed to invest primarily in qualifying employer securities; and

WHEREAS, it is intended that the Plan is to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a stock bonus plan and an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code, and is to be for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan in its entirety, effective as of July 1, 2010, to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, and other applicable laws, as follows:

ARTICLE ONE—DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1  "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, and (b) the allocation of Trust investment experience. The Participant's Account is the Participant's entire interest under the Plan.

1.2 "ACQUISITION LOAN" shall mean any loan to the Plan or Trust described in Section 404(a)(9) of the Code, not prohibited by Section 4975(c) of the Code, including a loan which meets the requirements set forth in Section 4975(d)(3) of the Code and the regulations thereunder, the proceeds of which are used to finance the acquisition of Employer Stock or to refinance such a loan.

The Plan is prohibited from obligating itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of a shareholder).

An Acquisition Loan is an exempt loan. The term “loan” refers to a loan made to an employee stock ownership plan (ESOP) by a disqualified person or a loan to an ESOP that is guaranteed by a disqualified person as set forth in Section 54.4975-7(b)(1)(ii) of the Income Tax Regulations. An “exempt loan” refers to a loan that satisfies the provisions of Section 54.4975-7(b) of the Income Tax Regulations.

The interest rate on the exempt loan must not be in excess of a reasonable rate of interest. The exempt loan must be for a specific term and the loan may not be payable at the demand of any person, except in the case of default. The exempt loan must be primarily for the benefit of the Participants. The interest rate and price of the Employer Stock to be acquired with the loan proceeds should not be such that the Plan assets may be drained off.

Loan proceeds shall only be used for the following purposes: (a) to acquire qualifying employer securities; (b) to repay such loan; and/or (c) to repay a prior exempt loan. Securities acquired with the proceeds of an exempt loan will not be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

The exempt loan must be made without recourse against the Plan and the only assets that may be given as collateral on an exempt loan are qualifying employer securities acquired with the proceeds of an exempt loan or prior exempt loan paid with the proceeds of the current exempt loan.

No person entitled to payment under the exempt loan shall have any right to Plan assets, other than: (a) collateral given for the loan; (b) contributions (other than of employer securities) that are made under an ESOP to meet its obligations under the Plan; and (c) earnings attributable to the collateral and the investment of such contributions. Payments made with respect to an exempt loan by the Plan during the year must not

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exceed an amount equal to the sum of contributions and earnings received during or prior to such year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of accounts of the Plan until the exempt loan is repaid.

In the event of default upon an exempt loan, the value of the Plan assets transferred in satisfaction of the loan must not exceed the amount of the default. If the lender is a disqualified person, the assets transferred to satisfy the default cannot exceed the payment schedule of the loan.

1.3  "ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.4  "BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.5  "BREAK IN SERVICE" is defined in Article Two.

1.6  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.7  "COMPENSATION" shall mean wages and other compensation which is reportable on Form W-2 paid to a Participant by the Employer for the Plan Year, but exclusive of reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits. Compensation shall include elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b).

For purposes of determining who is a Highly Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(4).

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period.

1.8  "EFFECTIVE DATE." The Plan's initial Effective Date was July 1, 2004. The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is July 1, 2010, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Participant who separated from the Employer's service prior to this date shall be established under the terms of the Plan

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and Trust as in effect at the time of the Participant's separation from service, unless the Participant subsequently returns to service with the Employer. Rights of spouses and beneficiaries of such Participants shall also be governed by those documents.

1.9  "EMPLOYEE" shall mean a common law employee of the Employer. Employee shall not include any individual who the Employer has classified as an independent contractor solely on account of his reclassification by the Internal Revenue Service as an employee.

1.10  "EMPLOYER" shall mean Putnam Bank. Employer shall also include any affiliate of the Employer, within the purview of Sections 414(b), (c) or (m) and 415 (b) of the Code, which adopts the Plan. If, under state law, the Employer at any time is not governed by directors but instead by its stockholders, or if the Employer is an unincorporated business and is governed by its owners, reference herein to the Board of Directors shall be deemed to refer to the individual(s) empowered to vote on the Employer's affairs.

1.11  "EMPLOYER STOCK" shall mean (a) the common stock issued by PSB Holdings, Inc., or a corporation which is a member of the same controlled group of PSB Holdings, Inc., which is readily tradable on an established securities market, and (b) in the event that no common stock of PSB Holdings, Inc. is readily tradable on an established securities market, "Employer Stock" shall mean common stock issued by PSB Holdings, Inc. having a combination of voting power and dividend rights equal to or in excess of (1) that class of common stock of PSB Holdings, Inc. having the greatest voting power, and (2) that class of common stock of PSB Holdings, Inc. having the greatest dividend rights. Noncallable preferred stock shall be treated as Employer Stock if such stock is convertible at any time into stock which meets the requirements of Sections 1.11(a) and 1.11(b) (whichever is applicable) and if such conversion is at a conversion price which is reasonable. Preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.12  "EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.13 "FINANCED SHARES" shall mean any Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.

1.14  "HIGHLY COMPENSATED EMPLOYEE" shall mean:

(a) any Employee of the Employer who:

(1) was a five percent (5%) owner of the Employer (as defined in Section 416(i)(1) of the Code) during the current or the preceding year; or

(2) for the preceding year:

(A)         had Compensation from the Employer in excess of $80,000 (adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code); and

(B)         was in the top-paid group of Employees for the preceding year.

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(b) A former Employee shall be treated as a Highly Compensated Employee if: (1) such Employee was a Highly Compensated Employee when such Employee separated from service, or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

(c) The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the top-paid group, will be made in accordance with Section 414(q) of the Code, the regulations thereunder and other applicable guidance.

(d) For purposes of this Section 1.14, the term "Compensation" means compensation within the meaning of Section 415(c)(3) of the Code, as set forth in Section 10.1(b)(2). The determination will be made without regard to Sections 125, 402(e)(3), 402(h)(1)(B) and 132(f)(4) of the Code, and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

(e) For purposes of this Section 1.14, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such year and determined by excluding the following Employees for the year:

(1)         Employees who have not completed six (6) months of service;

(2)         Employees who normally work less than seventeen and one-half (17½) hours per week;

(3)         Employees who normally work less than six (6) months during any year;

(4)         Employees who have not attained age twenty-one (21); and

(5)         Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.

(f) For purposes of this Section 1.14, employers aggregated under Sections 414(b), (c), (m) or (o) of the Code are treated as a single employer.

The provisions of this Section 1.14 are effective for Plan Years beginning after December 31, 1996, except that, in determining whether an Employee is a Highly Compensated Employee in 1997, this provision is treated as having been in effect in 1996.

1.15  "HOUR OF SERVICE" shall mean:

(a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military

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duty, or leave of absence. No more than 501 Hours of Service shall be credited under this subsection for any single continuous period during which no duties are performed (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws. Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses by the Employee. Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor regulations which is incorporated herein by this reference; and

(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

1.16 "LEASED EMPLOYEE" shall mean any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A person will not be considered a Leased Employee if the total number of Leased Employees does not exceed 20% of the Nonhighly Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457 of the Code; (b) immediate participation; and (c) full and immediate vesting.

The provisions of this Section 1.16 are effective for Plan Year beginning after December 31, 1996.

1.17  "NONHIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

1.18  "NORMAL RETIREMENT DATE" shall mean a Participant's sixty-fifth (65th) birthday or, if later, the Participant's completion of five (5) Years of Service. For this purpose, a Year of Service is a Plan Year of continuous employment in which the Employee completes 1,000 Hours of Service, including service with the Employer prior to the initial Effective Date of the Plan.

1.19  "PARTICIPANT" shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

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1.20  "PLAN" shall mean this Plan as set forth herein and as it may be amended from time to time.

1.21  "PLAN YEAR" shall mean the 12-consecutive-month period beginning July 1 and ending June 30.

1.22  "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.23  "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.24  "VALUATION DATE" shall mean the last day of the Plan Year, and such other date(s) as the Plan Administrator may designate for valuing Plan assets.

1.25  "YEAR OF SERVICE" or "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.

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ARTICLE TWO—SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1  YEAR OF SERVICE. For purposes of vesting computation, the twelve (12)-consecutive-month computation period coincident with the Plan Year in which an Employee is credited with 1,000 or more Hours of Service shall be a Year of Service. For purposes of eligibility to participate in the Plan under Section 3.1, a Year of Service shall be determined as follows: The first computation period shall be the twelve (12)-consecutive-month period commencing on an Employee's Employment Date. If the Employee is credited with 1,000 or more Hours of Service in that computation period, he will be credited with a Year of Service for eligibility as of the last day of the twelve (12)-month computation period. If the Employee does not complete 1,000 or more Hours of Service in that computation period, he shall be credited with a Year of Service for eligibility when he completes 1,000 or more Hours of Service in any full vesting computation period which commences on or after his Employment Date. Credit shall be given for vesting and eligibility service performed before the original Effective Date of the Plan. Credit for vesting service shall exclude service prior to the Participant's attainment of age 18 and service prior to the initial Effective Date of the Plan.

Years of Service shall include for eligibility and vesting purposes service with The Savings Institute Bank & Trust.

Notwithstanding anything herein to the contrary, any individual who was employed by the Griswold Branch, the Ledyard Branch, or the Plainfield Branch (as defined in the Purchase and Assumption Agreement between People's Bank and Putnam Savings Bank) and who became an Employee of the Employer on June 13, 2005 (the date of acquisition of such branches by the Employer), shall receive credit for eligibility purposes for periods of service with People's Bank as if it were the Employer.

Notwithstanding anything herein to the contrary, any individual who was employed by the Griswold Branch, the Ledyard Branch, or the Plainfield Branch (as defined in the Purchase and Assumption Agreement between People's Bank and Putnam Savings Bank) and who became an Employee of the Employer on June 13, 2005 (the date of acquisition of such branches by the Employer), shall receive credit for vesting purposes for Plan Years during which he was employed by People's Bank.

For purposes of vesting computation, service with the Employer shall include the Employee=s service, if any, with members of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and 1563(e)(3)(C)) and trades or business (whether or not incorporated) which are under common control, and organizations that are part of an affiliated service group with the Employer under Section 414(m) of the Code. Years of Service shall include service with a predecessor employer which maintained the Plan and service with a predecessor employer as required under Section 414(a)(1) of the Code.

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2.2  BREAK IN SERVICE.  A Break in Service shall be a 12-month computation period (as used for measuring Years of Service for vesting purposes) in which an Employee or Participant is not credited with at least 501 Hours of Service.

2.3  LEAVE OF ABSENCE.  A Participant on an unpaid leave of absence pursuant to the Employer's normal personnel policies shall be credited with Hours of Service at his regularly-scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval. These Hours of Service will be credited only for purposes of determining if a Break in Service has occurred and, unless specified otherwise by the Employer in writing, shall not be credited for eligibility to participate in the Plan, vesting, or qualification to receive an allocation of contributions and forfeitures. Hours of Service during a paid leave of absence will be credited as provided in Section 1.15.

For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

(a) the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

(b) in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event will more than 501 of such hours be credited by reason of any such pregnancy or placement. The Hours of Service shall be credited in the computation period which starts after the leave of absence begins. However, the Hours of Service shall instead be credited to the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4  RULE OF PARITY ON RETURN TO EMPLOYMENT.  An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

(a) If a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Service performed thereafter shall not be used to increase the vesting in his Account accrued prior to such five (5) or more consecutive Breaks in Service. Separate accounting shall be maintained thereafter with respect to that portion of such Participant's Account accrued before and after such Breaks in Service occurred.

(b) If when a Participant incurred a Break in Service, he had not completed sufficient Years of Service to be vested in his Account, his pre-Break Years of Service shall be disregarded for vesting purposes if his consecutive Breaks in Service equal or exceed the greater of five (5) or the aggregate number of pre-Break Years of Service.

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2.5  SERVICE IN EXCLUDED JOB CLASSIFICATIONS, WITH RELATED COMPANIES, OR AS A LEASED EMPLOYEE.

(a) Preamble.  An Employee is not eligible to receive an allocation of Employer contributions or to participate under the Plan if his job classification is specifically excluded under Section 3.1. However, Employees in an ineligible job classification are entitled, together with Leased Employees and Employees of certain related businesses, to credit for their Service in the event that such Employees become employed in an eligible job classification.

(b)  Definitions.

(1)  Eligible Classification:  An Employee will be considered in an eligible class of Employees for such period when his Employer has adopted the Plan and such Employee is not in an ineligible class of Employees.

(2)  Ineligible Classification:  An Employee will be considered in an ineligible class of Employees for any period when:

(A) the Employee is a Leased Employee;

(B) the Employee is employed in a job classification which is excluded under Section 3.1; or

(C) the Employee is an employee of an employer who is a member of a controlled group of businesses or an affiliated service group (as defined in Section 414 of the Code), which employer has not adopted this Plan.

(c)  Service Rules for Ineligible Classifications.  Hours of Service in an ineligible classification will be credited for purposes of determining Years of Service for eligibility to participate in the Plan under Section 3.1 and for purposes of determining the Employee's vesting percentage in the event the Employee participates in the Plan.

(d)  Construction.  This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

2.6 SPECIAL RULES RELATING TO VETERANS REEMPLOYMENT RIGHTS. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. The provisions of this Section 2.6 are effective December 12, 1994.

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ARTICLE THREE—PLAN PARTICIPATION

3.1  PARTICIPATION.  All Employees participating in this Plan prior to the Plan’s restatement shall continue to participate, subject to the terms hereof. Each other Employee shall become a Participant under the Plan effective as of the July 1 or January 1 coincident with or next following the later of his completion of one Year of Service or attainment of age 21.

In no event, however, shall any Employee participate under the Plan or be credited for Service under its terms (except as provided in Section 2.5) while he is: (a) a Leased Employee; or (b) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement requires participation in this Plan).

3.2  REEMPLOYMENT OF FORMER PARTICIPANT.  A Participant whose participation ceased because of termination of employment with the Employer will immediately participate upon his reemployment.

3.3  TERMINATION OF ELIGIBILITY.  If a Participant shall become ineligible to participate in the Plan because the Participant's job classification is specifically excluded under Section 3.1 or Section 2.5(b)(2), such Participant shall continue to vest in his Account under the Plan for each Year of Service completed while an ineligible Employee until such time as his Account is distributed to him pursuant to the terms of the Plan. If a Participant becomes ineligible during a Plan Year, such Participant shall receive an allocation of Employer contributions under Section 4.3 based upon the Participant's Compensation as determined as of his termination of eligibility, provided such Participant is eligible to receive an allocation of Employer contributions under Section 4.2. Any such Participant's Account shall continue to share in the allocation of investment experience under Section 5.2.

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ARTICLE FOUR—EMPLOYER CONTRIBUTIONS

4.1  EMPLOYER CONTRIBUTIONS.  The Employer shall contribute to the Plan such amount as its Board of Directors deems appropriate for each Plan Year, subject to the limitations on deductions under Code Section 404. This Plan is a discretionary contribution plan within the provisions of Section 401(a)(27) of the Code. Employer contributions hereunder may be modified or suspended by the Employer's Board of Directors.

Contributions made to the Plan by the Employer pursuant to this Section 4.1 shall be in the form of cash, Employer Stock, or a combination thereof. Contributions made in the form of cash and allocated to a Participant's Account pursuant to Section 4.3 may be applied by the Trustee at any time towards the purchase of Employer Stock which shall be credited to the Participant's Account. Employer contributions shall be paid in cash to the extent needed to provide the Trust with cash sufficient to pay any currently maturing obligation under any Acquisition Loan.

4.2  ELIGIBILITY FOR ALLOCATION OF EMPLOYER CONTRIBUTIONS. To be eligible for a share of Employer contributions and forfeitures for a Plan Year, subject to the provisions of Section 12.3, an Employee must:

(a)  be qualified as a Participant under Section 3.1;

(b)  be credited with at least 1,000 Hours of Service in the Plan Year; and

(c)  be employed on the last day of the Plan Year, unless not employed on the last day of the Plan Year (1) on account of disability, death or retirement on or after Early or Normal Retirement Date during the Plan Year, (2) while on a leave of absence approved by the Employer, (3) while temporarily laid off by the Employer, or (4) while on active military duty.

4.3  MANNER OF ALLOCATION OF EMPLOYER CONTRIBUTIONS.  Employer contributions and any forfeitures for the Plan Year shall be allocated among Accounts of eligible Participants in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year, subject to the provisions of Section 12.3.

The allocation of Employer contributions shall not be decreased or discontinued solely as the result of the Participant's attainment of any age.

Notwithstanding the foregoing provisions of this Section 4.3, if, for any Plan Year, the Plan relies on the special rule of Section 415(c)(6) of the Code to comply with the limitations of Section 415 of the Code, and more than one-third of the Employer contributions for the Plan Year would be allocated to the Accounts of Participants who are Highly Compensated Employees, the following allocation rule shall apply for such Plan Year in lieu of the allocation rule set forth above in this Section 4.3: (a) exactly one-third of the Employer contributions shall be allocated to the Accounts of the eligible Participants who are Highly Compensated

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Employees in accordance with the ratio that each such eligible Participant=s Compensation bears to the total Compensation of all such eligible Participants for the Plan Year; and (b) the balance of the Employer contributions shall be allocated to the Accounts of the eligible Participants who are Nonhighly Compensated Employees in accordance with the ratio that each such eligible Participant=s Compensation bears to the total Compensation of all such eligible Participants for the Plan Year.

4.4  PARTICIPANTS OMITTED IN ERROR.  In the event a Participant is not allocated a share of the Employer contribution (or forfeitures) as a result of an administrative error in any Plan Year, the Employer may elect to (1) make an additional contribution on behalf of such omitted Participant in an appropriate amount, and/or (2) deduct the appropriate amount from the next succeeding Employer contribution (and/or forfeitures) and allocate such amount to the Participant's Account prior to making the allocations set forth under Section 4.3.

4.5  TIMING OF CONTRIBUTIONS.  Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for its taxable year ending with or within the Plan Year.

4.6 OBLIGATION OF FIDUCIARIES. No fiduciary shall be under a duty to inquire into the correctness of the amount of, nor to enforce payment of, any contribution to be made hereunder, and no one shall have any right to question any determination of the Board of Directors of an Employer concerning the amount of the contribution or the failure to make a contribution in any given year.

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ARTICLE FIVE—ACCOUNTING RULES

5.1  PARTICIPANT ACCOUNTS. Accounts shall be established for each Participant which shall be credited (a) cash contributions made by the Employer for the Participant and all allocations of Employer Stock held in the Trust Fund, and (b) the allocation of Trust investment experience. In no event shall a Participant acquire any vested rights in specific Employer Stock.

5.2  INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

(a)  Investment.  The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust.

(b)  Allocation of Investment Experience.  As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized) of the Trust Fund (other than income or losses on Employer Stock), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date. In determining the fair market value of the Trust Fund, the Trustee shall use the value determined by an independent appraiser selected by the Employer to value any property of the Trust Fund, including Employer Stock, which does not have a readily ascertainable fair market value. The Administrator may elect, in its discretion, to cause each Account to be adjusted for interim investment experience related to any distribution from and/or payments to the Account since the last Valuation Date either on the basis of the average Account balance for the valuation period, or by some other reasonable and consistently-applied method. Adjustment of Accounts for investment experience shall be deemed to be made as of the Valuation Date to which the adjustment relates, even if actually made on a later date.

(c)  Valuation of Employer Securities. The Administrator shall direct the Trustee or any other party which maintains Plan financial records regarding the value of Employer Stock and any other assets which shall become part of the Trust Fund and which do not have a readily ascertainable fair market value. The Administrator shall retain a person or firm to value Employer Stock by appraisal and all valuations of Employer Stock by appraisal shall occur annually as of each Valuation Date and at such other times as the Plan Administrator, in its discretion, shall determine; and provided that if Employer Stock has been valued by appraisal within the twelve (12) month period preceding any transaction involving Employer Stock, such appraised value shall be deemed to be the fair market value of the Employer Stock on the date of the transaction. All valuations of Employer Stock which are not readily tradable on an established stock market will be made by a person who qualifies as an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code.

(d)  Allocation of Contributions.  Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made.

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(e)  Manner and Time of Debiting Distributions.  For any Participant who received a distribution from his Account, distribution shall be made in accordance with the provisions dealing with the timing of commencement of benefit payments in Section 7.2. The distribution shall be determined on the basis of the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

5.3  LOANS TO THE TRUST FUND AND RELEASE FROM SUSPENSE ACCOUNT. In an Acquisition Loan in which there is pledged shares of Employer Stock (or other Trust assets) as collateral for all or a portion of such loan, any shares (or other Trust assets) so pledged shall be held in a separate suspense account and shall be reallocated among the Participants at the time of the repayment of the Acquisition Loan in the following manner.

(a) Financed Shares shall initially be credited to a suspense account and shall be allocated to the Accounts of Participants only as payments of principal and interest on the Acquisition Loan are made by the Trustees. The number of Financed Shares to be released from the suspense account for allocation to Participants' Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for the Plan Year bear to the total projected payments of principal and interest for the Plan Year and over the remainder of the Acquisition Loan repayment period (determined without any reference to any possible extensions or renewals thereof). For purposes of computing the above ratio, if the interest rate on an Acquisition Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the Acquisition Loan. Notwithstanding the foregoing, in the event such Acquisition Loan shall be repaid with the proceeds of a subsequent Acquisition Loan (the "Substitute Loan"), such repayment shall not operate to release all such Employer Stock in the suspense account, but rather, such release shall be effected pursuant to the foregoing provisions of this Section 5.3 on the basis of payments of principal and interest on the Substitute Loan.

(b) In lieu of applying the provisions of Section 5.3(a) with respect to an Acquisition Loan, Employer Stock shall be released from the suspense account as the principal amount of such Acquisition Loan is repaid (without regard to interest payments), provided the following three conditions are satisfied:

(1) the Acquisition Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10 years);

(2) the interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

(3) if the Acquisition Loan is renewed, extended or refinanced, the sum of the expired duration of the Acquisition Loan and the renewal, extension or new Acquisition Loan period shall not exceed ten (10) years.

(c) If at any time there is more than one Acquisition Loan outstanding, separate accounts shall be established within the suspense account for each such Acquisition Loan. Each Acquisition Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the

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release of Employer Stock from the suspense account under this Section 5.3.

(d) It is intended that the provisions of this Section 5.3 shall be applied and construed in a manner consistent with the requirements of Section 54.4975-7(b)(8) of the Income Tax Regulations. Employer Stock released from the suspense account for a Plan Year in accordance with this Section 5.3 shall be held in the Trust on an unallocated basis until allocated by the Plan Administrator pursuant to Section 4.3 as of the last day of that Plan Year.

5.4 STOCK DIVIDENDS.

(a) Dividends on Employer stock received by the Trustee in the form of additional Employer Stock shall be allocated among the Participants’ Accounts and the unallocated Employer Stock in accordance with the holdings of the Employer Stock on which the dividends have been paid.

(b) Cash dividends declared and paid on shares of Employer Stock allocated to Participants' Accounts shall, in the discretion of the Plan Administrator, be (1) allocated to each Participant's Account in proportion that the number of shares of Employer Stock allocated to the Participant's Account bears to the total number of allocated shares of Employer Stock in the Trust, or (2) used to repay, in whole or in part, principal (or interest) due on an Acquisition Loan; provided, however, that if cash dividends on allocated shares of Employer Stock are used to repay an Acquisition Loan, Employer Stock having a fair market value not less than the amount of the dividend which would otherwise have been credited to a Participant's Account shall be allocated to each such Account.

(c) Cash dividends declared and paid on Employer Stock held in the suspense account shall be used to repay the related Acquisition Loan, and any Employer Stock released from the suspense account as a result of such cash dividends (to the extent not applied to satisfy the proviso at the end of Section 5.4(a)) shall be allocated pursuant to Section 4.3. Stock dividends on Employer Stock held in the suspense account shall be held in the suspense account and released as provided in Section 5.3.

(d) If so determined by the Plan Administrator, any cash dividends on Employer Stock allocated to Participants' Accounts may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participant on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants. Such distribution (if any) of cash dividends to Participants who are still Employees, may be limited to dividends on shares of Employer Stock which are then vested, or may be applicable to dividends on all shares allocated to Participants' Accounts.

5.5  VOTING OF EMPLOYER STOCK. Employer Stock held by the Trustee for a Participant's or Beneficiary=s Account shall be voted by the Trustee as the Administrator directs in writing; provided, however, that if Employer Stock is allocated to a Participant's or Beneficiary=s Account the Participant or Beneficiary shall direct the Trustee as to the manner in which such Employer Stock is voted with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or other similar transaction prescribed by regulation. If a Participant or Beneficiary is given a reasonable opportunity to direct how the Trustee will vote the shares allocated to such individual on a particular matter, and the Participant or Beneficiary fails to provide such directions, the Trustee shall vote the shares for which directions were not received as directed by the Administrator in writing.

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5.6  STOCK RECEIVED IN CERTAIN TRANSACTIONS.

(a) If the Plan acquires Employer Stock in a transaction governed by Section 1042 of the Code ("Qualified Stock"), the Plan shall not, during the nonallocation period, allocate the Qualified Stock to the Accounts of (1) a Participant who made an election under Section 1042(a) of the Code, (2) a deceased Participant if the executor of the estate of the deceased Participant makes a qualified sale within the meaning of Section 2057 of the Code, or (3) to an individual who is related to the Participant or deceased Participant (within the meaning of Section 267(b) of the Code). For purposes of this Section 5.6(a), the term "nonallocation period" means the period beginning on the date of the sale of the Qualified Stock and ending on the later of (i) the date which is ten (10) years after the date of the sale, or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the sale.

(b) No allocation of Qualified Stock shall be made at any time (within or without the nonallocation period) to any person who owns more than twenty-five percent (25%) of any class of outstanding stock of the Employer or twenty-five percent (25%) of the total value of any class of outstanding stock of the Employer at any time during the one year period ending on the date of the sale of the Qualified Stock to the Plan or on the date the Qualified Stock are allocated to Participants in the Plan.

5.7 PROHIBITED ALLOCATIONS OF SECURITIES IN AN S CORPORATION. If the Plan holds Employer Stock consisting of stock in an S corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) such Employer Stock may, during a nonallocation year, accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Section 401(a) of the Code) for the benefit of any disqualified person.

For purposes of this Section 5.7, the term "nonallocation year" means any Plan Year if, at any time during such Plan Year: (a) the Plan holds Employer Stock consisting of stock in an S corporation; and (b) disqualified persons own at least fifty percent (50%) of the number of shares in stock in the S corporation. "Disqualified person" means any person if: (1) the aggregate number of deemed-owned shares of such pension and the members of such person's family is at least twenty percent (20%) of the number of deemed-owned shares of stock in the S corporation; or (2) in the case of a person not described in (1) above, the number of deemed-owned shares of such person is at least ten percent (10%) of the number of deemed-owned shares of stock in such corporation. In the case of a disqualified person described in (1) above, any member of such person's family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person.

This Section 5.7 is intended to comply with Section 409(p) of the Code and the regulations issued thereunder. The provisions of Section 409(p) of the Code are incorporated herein by reference.

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ARTICLE SIX—VESTING, RETIREMENT AND DISABILITY BENEFITS

6.1  VESTING.  Except as otherwise provided with respect to Early or Normal Retirement, disability or death, a Participant shall have a nonforfeitable (vested) right to a percentage of his Account derived from Employer contributions under Section 4.1 as follows:

Years of Service	Vested Percentage

Less than 2 years	0%
2 years but less than 3	20%
3 years but less than 4	40%
4 years but less than 5	60%
5 years but less than 6	80%
6 years and thereafter	100%

Notwithstanding the foregoing provisions of this Section 6.1, the Participant's interest in his Account shall also fully vest in the event of a "Change in Control" of the Employer, or PSB Holdings, Inc. For these purposes, "Change in Control" shall mean an event of a nature that (a) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (b) results in a Change in Control of the Employer or PSB Holdings, Inc., within the meaning of the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"); or (c) without limitation such a Change in Control shall be deemed to have occurred at such time as (1) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer or PSB Holdings, Inc. representing 25% or more of the Employer's or PSB Holdings, Inc.'s outstanding securities except for any securities of the Employer purchased by PSB Holdings, Inc. in connection with the conversion of the Employer to the stock form and any securities purchased by the Employer's employee stock ownership plan and trust; or (2) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (2) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency or a conservator or receiver for the Employer and, provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by stockholders of PSB Holdings, Inc. was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) a reorganization, merger, consolidation, sale of all or substantially al the assets of the Employer or PSB Holdings, Inc., or similar transaction in which the Employer or PSB Holdings, Inc. is not the surviving institution occurs. Notwithstanding anything herein to the contrary, the reorganization of PSB Holdings, Inc. by way of a second step conversion shall not be considered a ""Change in Control".

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Upon a Change in Control, the Plan shall be terminated and the Plan Administrator shall direct the Trustee to sell a sufficient amount of unallocated Employer Stock to repay any outstanding Acquisition Loan in full. The proceeds of such sale shall be used to repay such Acquisition Loan. After repayment of the Acquisition Loan, all remaining shares of unallocated Employers Stock (or the proceeds thereof, if applicable) shall be deemed to be earnings and shall be allocated in accordance with the requirements of Section 5.2.

6.2  FORFEITURE OF NONVESTED BALANCE.  The nonvested portion of a Participant's Account shall be forfeited as of the earlier of the date on which the Participant receives a complete distribution of his vested Account or the last day of the Plan Year in which the Participant incurs one Break in Service. The amount forfeited shall be allocated as an Employer contribution, as set forth in Section 4.3.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service and prior to receiving a distribution of his entire vested Account the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving a distribution of his entire vested Account balance, the nonvested portion shall be restored if:

(a)  the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

(b)  the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Sections 4.1 and 12.3.

The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

A zero percent vested Participant shall be considered to have received a complete distribution of his vested Account as of the last day of the Plan Year (June 30) in which he terminates employment. If he returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, he shall be considered to have repaid such distribution as of his completion of one Year of Service after his resumption of employment.

An Employee who separates from Service with the Employer and is reemployed by the Employer prior to incurring a Break in Service shall continue to vest in his Account, commencing with the vested percentage (as determined under Section 6.1) he had at the time of his separation from Service.

If a portion of a Participant’s Account is forfeited, qualifying employer securities must be forfeited only after other assets. If more than one class of qualifying employer securities subject to exempt loan provisions have been allocated to a Participant’s Account, the Plan must forfeit the same proportion of each such class.

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6.3  RETURN TO EMPLOYMENT BEFORE DISTRIBUTION OF VESTED ACCOUNT BALANCE.  If distribution is made to an Employee of less than the Employee's entire vested Account, and if the Employee returns to Service, a separate record shall be maintained of said Account balance. The Employee's vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution made to the Employee.

6.4  NORMAL RETIREMENT.  A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in 100% of his Account if not otherwise 100% vested under the appropriate vesting schedule. A Participant who continues in employment after his Normal Retirement Date shall continue to participate under the Plan, but may elect in writing to have his Account payable at the time and in the manner specified in Article Seven.

6.5  PERMANENT AND TOTAL DISABILITY.  If a Participant incurs a permanent and total disability while in the employ of the Employer, the Participant shall have a nonforfeitable interest in 100% of his Account if not otherwise 100% vested under the appropriate vesting schedule. Payment of his Account balance will be made at the time and in a manner specified in Article Seven, following receipt by the Plan Administrator of the Participant's written distribution request. "Permanent and total disability" shall mean a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for the Employer for which he is reasonably fitted, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (a) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or (b) the Participant's disability is certified by a physician selected by the Administrator. Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Administrator may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Administrator, and no Participant who refuses to be examined shall be treated as having a permanent and total disability. In any event, the Administrator's good faith decision as to whether a Participant's Service has been terminated by permanent and total disability shall be final and conclusive.

6.6  EARLY RETIREMENT.  A Participant who separates from Service on or after the later of the Participant's attainment of age 55 and his completion of 10 years of employment with the Employer shall be entitled to receive distribution of his Account. Payment shall commence at the time and in a manner specified in Article Seven following receipt by the Plan Administrator of the Participant's written distribution request. If a Participant separates from Service after completing 10 years of employment with the Employer, but prior to attaining age 55, the Participant shall be eligible to elect receipt of an early retirement benefit distribution on or after the attainment of age 55.

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ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1  MANNER OF PAYMENT.  The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in cash or, at the election of the Participant, in the form of Employer Stock as set forth in the succeeding provisions of this Section 7.1:

(a)  in a single lump-sum payment; or

(b)  in substantially equal annual installments over a period not to exceed five (5) years.

Notwithstanding the foregoing provisions of this Section 7.1, in the case of distributions to a Participant or his Beneficiary of the Participant's vested Account balance that is in excess of $985,000 (as indexed), the five (5)-year period shall be extended one additional year (but not more than five (5) additional years) for each $195,000 (as indexed) or fraction thereof by which such vested Account balance exceeds $985,000 (as indexed). The amounts set forth in this paragraph shall be adjusted pursuant to Section 409(o)(2) of the Code.

If the Participant's vested Account balance does not exceed $5,000, distribution of the Participant's vested Account shall be made in the form of a single lump-sum payment in cash.

Notwithstanding the foregoing provisions of this Section 7.1, if the articles of incorporation or by-laws of the Employer restrict ownership of substantially all Employer Stock to employees or to a trust described in Section 401(a) of the Code, or if the Employer is an S corporation, then the Administrator may make distribution to Participants in cash and the Participants shall have no right to demand distribution in Employer Stock.

7.2  TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.

(a)  Normal or Late Retirement.  A Participant whose employment has terminated shall have distribution of his Account commence as soon as administratively feasible following his Normal Retirement Date, but not later than one year after the close of the Plan Year following his Normal Retirement Date, unless the Participant elects to defer receipt of his Account.

(b)  Early or Disability Retirement.  A Participant whose employment has terminated due to total and permanent disability or who has met both the age and service requirements for Early Retirement may request the distribution of his Account to commence as soon as administratively feasible following the date his valid election is received by the Plan Administrator, but not later than one year after the close of the Plan Year in which he terminated employment.

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(c)  Pre-retirement Termination of Employment.  If a Participant terminates employment for any reason other than Normal Retirement, disability or death, and his vested Account exceeds $5,000, distribution of his vested Account balance shall commence, at the Participant's election, at any time after the close of the fifth Plan Year following the Plan Year in which the Participant terminated employment and is not reemployed by the Employer.

If the Participant's vested Account at the time of his termination of employment does not exceed $5,000, distribution of his vested Account in a single lump-sum payment in cash shall be made, at the Participant's election, as soon as administratively feasible following the close of the Plan Year in which the Participant terminated employment.

Unless the Participant elects otherwise, distribution of his vested Account shall begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i) the Participant attains age sixty-five (65);

(ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii) the Participant terminates Service with the Employer.

(d) Latest Commencement Date. Effective January 1, 1997 or when first used by the Employer, if later, a Participant may elect to defer receipt of his retirement benefits; provided, however, in no event shall the distribution of benefits commence later than the April 1st of the calendar year following the later of: (1) the calendar year in which the Participant attains age 702; or (2) the calendar year in which the Participant retires. In the case of a 5-percent owner (as defined in Section 416 of the Code), in no event shall the distribution of benefits commence later than the April 1st of the calendar year following the calendar year in which the Participant attains age 702.

The provisions of this Section 7.2(d) (relating to required distributions) are intended to comply with Section 401(a)(9) of the Code, the regulations thereunder and any other applicable guidance, and shall be so interpreted.

(e) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

(f) Notwithstanding the foregoing provisions of this Section 7.2, a distribution may be made to an

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"alternate payee" pursuant to, and if required by, a "Qualified Domestic Relations Order" even if the affected Participant has not separated from service and has not attained the "earliest retirement age" under the Plan. For purposes of this subsection (f), "Qualified Domestic Relations Order", "alternate payee" and "earliest retirement age" shall have the meanings set forth in Section 414(p) of the Code.

7.3  FURNISHING INFORMATION.  Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as is deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4 MINIMUM DISTRIBUTION RULES.

(a) In General.

(1) Effective Date. The provisions of this Section 7.4 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(2) Coordination With Minimum Distribution Requirements Previously In Effect. Required minimum distributions for 2002 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee for calendar 2002 (i) equals or exceeds the required minimum distributions determined under this Section 7.4, then no additional distributions will be required to be made for 2002 on or after such date to the distributee; or (ii) is less than the amount determined under this Section 7.4, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 7.4.

(3) Precedence. The requirements of this Section 7.4 will take precedence over any inconsistent provisions of the Plan.

(4) Requirements of Income Tax Regulations Incorporated. All distributions required under this Section 7.4 will be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code.

(5) TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Section 7.4, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2) Death of Participant Before Distribution Begins. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

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(A) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, subject to Section 7.4(b)(2)(E) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, subject to Section 7.4(b)(2)(E) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.4(b)(2), other than Section 7.4(b)(2)(A), will apply as if the surviving spouse were the Participant.

(E) Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in this Section 7.4(b)(2) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to be made under this Section 7.4(b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with this Section 7.4(b)(2).

For purposes of this Section 7.4(b)(2) and Section 7.4(d), unless Section 7.4(b)(2)(D) applies, distributions are considered to begin on the Participant's required beginning date. If Section 7.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms Of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.4(c) or 7.4(d).

If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Income Tax Regulations issued thereunder.

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(c) Required Minimum Distributions During Participant's Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of: (A) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 Q & A 2 of the Income Tax Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or (B) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 Q & A 3 of the Income Tax Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 7.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d) Required Minimum Distributions After Participant's Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows: (i) the Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year; (ii) if the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year; and (iii) if the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(2) Death Before Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 7.4(d)(1).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, then, subject to the last paragraph of this Section 7.4(d)(2), distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), this Section 7.4(d)(2) will apply as if the surviving spouse were the Participant.

Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in this Section 7.4(d)(2) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to be made under Section 7.4(b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with this Section 7.4(d)(2).

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Income Tax Regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.4(b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Income Tax Regulations.

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(4) Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in Section 7.2(d) when distributions under Section 401(a)(9) of the Code are required to begin. Required beginning date is the April 1st of the calendar year following the later of: (A) the calendar year in which the Participant attains age 70½; or (B) the calendar year in which the Participant retires. In the case of a 5-percent owner (as defined in Section 416 of the Code), in no event shall the distribution of benefits commence later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70½.

7.5  DEATH BENEFIT.

(a)  Death While an Employee.  In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be 100% if not otherwise 100% vested under Section 6.1. The Participant's vested Account shall constitute the Participant's death benefit to be distributed under this Article to the Participant's Beneficiary.

(b)  Death After Termination of Employment.  In the event of the death of a former Participant after termination of employment but prior to the complete distribution of his vested Account balance under the Trust, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

7.6  DESIGNATION OF BENEFICIARY.  Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of death benefits payable hereunder if such Beneficiary should survive the Participant. However, no married Participant's designation of a Beneficiary other than his spouse shall be effective unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a Notary Public, which consent provides for a designation of an alternative Beneficiary and the alternate form of distribution. Such designation of an alternative Beneficiary or alternative form may not be changed unless a new consent is signed by the spouse.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's benefits, all amounts shall be paid to the surviving spouse of the Participant,

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if living, or otherwise to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

7.7  TIME AND MODE OF DISTRIBUTING DEATH BENEFITS.  The Beneficiary shall be allowed to designate both the time and the mode of receiving benefits in accordance with Section 7.1 unless the Participant had designated a method or time in writing and indicated that either was not to be revocable by the Beneficiary. The Beneficiary's election shall be delivered to the Administrator no later than the last day of the calendar year following the calendar year in which the Participant died. If such election is not made, payments shall commence at the "required time" specified in the next paragraph and shall be paid in a lump sum, subject to the special rules for surviving spouses.

The "required time" for commencement of distribution of any death benefit hereunder shall be within the period ending on the last day of the calendar year following the calendar year in which the Participant died, or in the case of a surviving spouse, within a reasonable time after the Participant's death or, if the surviving spouse so elects, no later than the last day of the calendar year in which the Participant would have attained age 70½. If a surviving spouse dies before distributions begin, this paragraph shall be applied as if the surviving spouse were the Participant.

If payment commences at the "required time" and if all payments are designated to or for the benefit of one or more natural persons, the following distribution modes shall be available:

(a)  a lump sum; or

(b)  payments of installments over a period not to exceed five (5) years..

To the extent payments are not designated to or for the benefit of a natural person, or if payments commence after the "required time," the following distribution modes shall be available:

(1)  a lump sum payable at any time within five (5) years of the Participant's death; or

(2)  payments of installments over a period not to exceed five (5) years.

If a Participant dies after payments have commenced, any survivor's benefit must be paid no less rapidly than the method of payment in effect at the time of the Participant's death.

7.8 INVOLUNTARY CASH-OUTS. If a Participant terminates employment for any reason and his vested Account balance does not exceed $5,000, the Administrator may distribute such amount in a lump sum payment to the Participant in cash without the consent of the Participant or his spouse. If, however, the amount of the distribution exceeds $1,000, but does not exceed $5,000, and the Participant does not elect (1) to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or (2) to receive a lump sum distribution directly, then, for distributions made on or after March 28,

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2005, the Administrator shall instruct the Trustee to pay the lump sum distribution in a direct rollover in cash to an individual retirement account designated by the Administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant's distribution attributable to any rollover contribution is included.

7.9 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Distributee who is a non-spouse beneficiary may elect to have an eligible rollover distribution made in the form of a direct trustee-to-trustee transfer to an individual retirement account established on behalf of such non-spouse beneficiary.

(b)          Definitions:

(1)         Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). In the case of a distributee who is a non-spouse beneficiary, an eligible rollover distribution is a direct trustee-to-trustee transfer of any portion of a distribution from an eligible retirement plan to an individual retirement account that is established, for the purpose of receiving the distribution, on behalf of the designated beneficiary who is a non-spouse beneficiary. Although a non-spouse beneficiary may directly transfer a distribution to an Individual Retirement Account as provided above, the distribution is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover. If the Participant=s named Beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(2)         Eligible Retirement Plan: An eligible retirement plan is an individual retirement account or annuity described in Code Section 408, a tax-sheltered annuity plan described in Code Section 403(b), an annuity plan described in Code Section 403(a), a qualified plan described in Code Section 401(a), or an eligible governmental deferred compensation plan described in Code Section 457(b) which agrees to account separately for amounts transferred to such plan by this Plan; provided that the account, annuity, plan or trust (as the case may be) agrees to accept such rollover distribution. In the case of an eligible rollover distribution to a distributee who is a non-spouse beneficiary, an eligible retirement plan is an individual retirement account.

(3)         Distributee: A Distributee includes an employee, a former employee and a non-spouse

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beneficiary for purposes of Code Section 402(c). In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(4)         Direct Rollover: A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.10  PUT OPTION. If Employer Stock is distributed from the Trust Fund, the Participant (or his Beneficiary in the case of the Participant's death) shall have the right to require the Employer to repurchase his Employer Stock at its fair market value as of the most recent Valuation Date (a "put"). The put shall be exercisable by written notice to the Plan Administrator during the first sixty (60) days after the stock is distributed by the Plan and, if not exercised in that period, during the first sixty (60)-day period in the next Plan Year after the valuation of Employer Stock has been completed. If the put is exercised, the Trustee may assume the Employer's rights and obligations with respect to purchasing the stock. Payment of the fair market value of the distributed shares under the put may be made, at the discretion of the Employer or Trustee (as applicable), in a lump sum or substantially equal annual installments not to exceed five (5) years commencing not later than thirty (30) days after the Participant exercises the put option. Installment obligations under the put option may be prepaid at any time. If payment is made in installments, adequate security shall be provided and reasonable interest shall be paid on the unpaid principal balance. The put shall be nonterminable and shall continue in effect to the extent provided herein, even though all Acquisition Loans have been repaid, or the Plan ceases to be a qualified employee stock ownership plan.

7.11  DIVERSIFICATION RIGHTS. If a Participant attains age fifty-five (55) and has ten (10) years of participation in the Plan (the "Qualified Participant"), the Administrator shall offer such Qualified Participant the right to diversify an amount which does not exceed twenty-five percent (25%) of the number of shares of Employer Stock credited to his Account. If the Participant elects such a distribution, the distribution will be made within ninety (90) days after the Election Period. For purposes of this Section 7.11, the "Election Period" means the ninety (90) day period next following the end of each of the six (6) Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant. The amount which may be distributed to a Participant upon future elections during such six (6) year period shall be determined by multiplying the number of shares of Employer Stock credited to the Participant's Account (including shares, the value of which has been previously distributed pursuant to this Section 7.11) by twenty-five percent (25%) or, with respect to a Participant's final election, fifty percent (50%) reduced by the amount of any prior distributions received by such Participant pursuant to this Section 7.11.

In the discretion of the Administrator, the Plan may satisfy the diversification requirement by any of the following methods:

(a) The Plan may distribute all or a part of the amount subject to the diversification election.

(b) The Plan may offer the Participant at least three other distinct investment options, if available under the Plan. The other investment options shall satisfy the requirements of Regulations under Section 404(c) of

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the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(c) The Plan may transfer the portion of the Participant's Account subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three investment options satisfying the requirements of the Regulations under Section 404(c) of ERISA.

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ARTICLE EIGHT—SALE OF EMPLOYER STOCK

8.1  RIGHT OF FIRST REFUSAL. If a Participant or his Beneficiary should at any time intend to sell or exchange any of his Employer Stock, and obtain a bona fide offer for purchase or exchange of such Employer Stock, or if any of such Employer Stock should be the subject of a proposed assignment or transfer by way of gift, death, bankruptcy, execution, hypothecation, or seizure and sale by legal process, and at the time of the proposed transfer the Employer Stock is not readily tradeable on an established market, such Participant or Beneficiary (or a creditor of his causing the proposed transfer) shall deliver to the Employer a written notice disclosing the name or names of the proposed transferees, the certificate number and number of shares of the Employer Stock proposed to be transferred, and all the terms of the proposed transfer. The Employer and the Trustee shall each have the right and option for a period of fourteen (14) days after the receipt of such notice by the Employer or the Trustee to purchase all or any part of the Employer Stock the transfer of which is proposed. The Employer shall have the first right to exercise the option to purchase the Employer Stock, and the Trustee shall have the second right to purchase the Employer Stock. If the Employer or Trustee elects to exercise such option, the purchase price and other terms under the right of first refusal shall not be less favorable to the Participant or Beneficiary than the greater of the following: (a) the share price of the Employer Stock as of the last Valuation Date; or (b) the price and other terms described in the notice of such proposed transfer.

If the Employer or the Trustee does not elect to exercise such option and if such proposed transfer is effected within sixty (60) days after the termination of such option to the person or persons, in the manner and upon the terms and conditions set forth in the written notice, then such Employer Stock may be so transferred and shall in the hands of such transferee be subject to all options, obligations and restrictions provided in the Plan and the shares so transferred shall be expressly noted. All subsequent purchasers or transferees of such Employer Stock shall be subject to the same options, obligations and restrictions as if he were a Participant or his Beneficiary. If the Employer or the Trustee does not elect to exercise such option and if the proposed transfer is not effected within sixty (60) days after the termination of such option, then the Employer Stock proposed to be transferred may not be transferred without again giving the options herein provided to the Employer and the Trustee.

8.2  PAYMENT BY TRUSTEE UPON PURCHASE.  If the Trustee elects to purchase Employer Stock, the purchase price shall be paid in a lump sum or in annual installments with interest at a reasonable rate of interest, as determined by the Administrator in its sole discretion, over a period not exceeding five (5) years or in accordance with any payment terms set forth in written notice, such payment or payments will be made or commence no later than the first day of the third month following the date the Trustee elected to purchase the Employer Stock. The seller of the Employer Stock shall, within the time provided, deposit the certificates for the Employer Stock sold, appropriately endorsed or accompanied by an appropriate stock power, and accompanied by any payment of any transfer taxes due by reason of such transfer with the Trustee. Within the time provided above, the Trustee shall deposit with the seller the required cash payment and its executed promissory note to pay the balance. All or any part of the unpaid balance may be repaid by the Trustee at any time without penalty.

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8.3  SHARE CERTIFICATE ENDORSEMENT.  Share certificates of Employer Stock distributed to a Participant of Beneficiary shall have endorsed on their face an appropriate legend setting forth any restrictions or limitations on their transfer, hypothecation or sale necessary to carry out any of the provisions of this Plan and assure compliance with the Plan, and federal and state laws and regulations.

8.4  SECURITIES LAW.  All provisions contained herein with respect to any transactions involving Employer Stock, including but not limited to its distribution as a Plan benefit, its repurchase or sale, are subject to and conditioned upon compliance with any applicable provisions of federal and state securities laws and regulations. Notwithstanding anything to the contrary contained in this Plan, no certificates for shares of Employer Stock or certificates of beneficial interest shall be issued or transferred to a Participant, except for such shares or other securities which at the time of any such issuance or transfer are (a) exempt, the subject matter of an exempt transaction, or registered within the meaning of any applicable state securities laws and regulations; (b) covered by a registration statement under the Securities Act of 1933 which is in effect, or exempt from registration under said Act; (c) comply with the rules of any stock exchange on which the Employer's shares may be listed; and (d) have been approved by such other regulatory bodies as the Administrator may deem advisable.

8.5  ACQUISITION FOR INVESTMENT.  Any and all shares of Employer Stock must be acquired by a Participant for his own Account for investment and not with the view of distribution. If requested by the Employer, a Participant or Beneficiary must deliver written notice to the Employer that the shares of Employer Stock are being acquired for investment and not with the view to a public distribution and that the certificates representing such shares contain an appropriate legend as to same.

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ARTICLE NINE—ADMINISTRATION OF THE PLAN

9.1  PLAN ADMINISTRATION.  The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and named fiduciary of the Plan, unless the Employer, by action of its Board of Directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator. The Administrator shall have the right to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any distributions under the Plan to the fullest extent provided by law and in its sole discretion; and interpretations or decisions made by the Administrator will be conclusive and binding on all persons having an interest in the Plan. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including the accounting fees, the recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. No compensation may be paid by the Plan to full-time Employees of the Employer.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as is required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2 CLAIMS PROCEDURE.

(a) A Participant or Beneficiary (a "Claimant") who asserts a right to any benefit under the Plan he has not received, in whole or in part, must file a written claim with the Administrator. If the claim is wholly or partially denied, the person or persons so designated shall within a reasonable period of time, but no more than ninety (90) days, of its receipt of the claim provide a written notice of denial to the Claimant setting forth:

(1) Specific reasons for the denial of the claim;

(2) Specific reference to pertinent provisions of the Plan on which the denial is based;

(3) A description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

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(4) An explanation of the Plan's claims review procedure, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b) A Claimant whose application for benefits is denied, or who has received neither an affirmative reply nor a notice of denial within ninety (90) days after filing his claim, may request a full and fair review of the decision denying the claim. The request must be made in writing to the Administrator within sixty (60) days after receipt of the notice of denial or, if no notice of denial is issued, within sixty (60) days after the expiration of ninety (90) days from the filing of the claim. In connection with the review, the Claimant:

(1) Shall be provided, upon request and free of charge, with reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim; and

(2) May submit issues, comments, documents, records, and other information in writing to the Administrator for review.

A decision on review by the Administrator shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision of the Administrator shall be made promptly and not later than sixty (60) days after the receipt by the Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the Claimant will be so notified of the extension prior to the expiration of the initial sixty (60) day period and the extension notice shall contain the reason(s) for the extension. A decision shall be rendered as soon as possible, and not later than one-hundred twenty days (120) after the receipt of the request for review. If an extension is required due to a failure by the Claimant to submit information necessary to decide a claim, the time period for completing the review shall be tolled from the date on which notification of the extension is sent until the date on which the Claimant responds to the request for additional information.

The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Claimant and specific reference to the pertinent provisions of the Plan on which the decision is based. The decision shall also include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim, along with a statement of the Claimant's right to bring a civil action under Section 502(a) or ERISA following an adverse benefit determination on review.

(c) The Administrator shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim.

9.3  TRUST AGREEMENT AND DESIGNATION OF TRUSTEE.  The Employer has created and entered into a Trust Agreement with the Trustee as designated therein. The Employer may designate any number of persons, parties, corporate fiduciaries, or any combination thereof to act as Trustees, as the Employer deems appropriate. The Employer may appoint an investment manager or managers to manage (including the power to acquire and dispose of) all or any part of the Trust assets, as provided more fully in the Trust Agreement.

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ARTICLE TEN—LIMITATIONS ON ANNUAL ADDITIONS

TO A PARTICIPANT'S ACCOUNT

10.1  RULES AND DEFINITIONS.

(a) Rules. The following rules limit additions to Participants' Accounts:

(1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

(2) Prior to determining the Participant's actual Compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual Compensation for the limitation year.

(4) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant, or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, there is an excess amount, the excess will be disposed of as follows:

(A) Any elective deferral contributions, to the extent they would reduce the excess amount, will be returned to the Participant.

(B) If an excess amount still exists after the application of subparagraph (A) and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

(C) If an excess amount still exists after the application of subparagraphs (A) and (B), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation

36

year, and each succeeding limitation year if necessary.

(D) In lieu of or in addition to the procedure described in subparagraphs (A), (B) and (C) above, the Employer may, if it so elects, reduce its contribution to the Plan for allocation to the Account of the Participant in question, by the amount necessary to eliminate the excess amount.

(E) If a suspense account is in existence at any time during the limitation year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

(F) If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer during any limitation year, the annual additions which may be credited to a Participant's Account under all Plans for any such limitation year will not exceed the maximum permissible amount. Benefits will be reduced under any defined contribution discretionary contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans they shall first be reduced under this Plan. Any excess amount attributable to this Plan will be disposed of in the manner described in Section 10.1(a)(4).

(b)  Definitions.

(1)  Annual additions:   Annual additions: The following amounts credited to a Participant's Account for the limitation year are treated as annual additions to a defined contribution plan.

(A)  Employer contributions; and

(B) Employee Contributions; and

(C)  Forfeitures; and

(D) (Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan; and

(E) Allocations under a simplified employee pension.

For this purpose, any excess amount applied under Section 10.1(a)(4) in the limitation year to reduce Employer contributions will be considered annual additions for such limitation year.

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(2)  Compensation:   Compensation: For purposes of determining maximum permitted benefits under this Section, compensation is defined as wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)), and excluding the following:

(A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

(D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For any self-employed individual, compensation shall mean earned income.

Compensation shall be measured on the basis of compensation paid in the limitation year. In general, for purposes of applying the limitations of this Article Ten, compensation for a limitation year is the compensation actually paid or made available in gross income during such limitation year.

Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

Amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage (deemed Code Section 125 compensation). An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

(3)  Defined contribution dollar limitation:   Defined contribution dollar limitation:

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Notwithstanding any other provisions of the Plan, contributions and other additions with respect to a participant exceed the limitation of Code Section 415(c) if, when expressed as an Annual Addition (within the meaning of Code Section 415(c)(2)) to the Participant's Account, such Annual Addition is greater than the lesser of:

(A) $44,000, as adjusted for increases in the cost-of-living under Code Section 415(d); or

(B) 100% of the Participant's compensation (as defined in Code Section 10.1(b)(2)).

The compensation limit referred to in this Section 10.1(b)(3) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

The provisions of this Section 10.1(b)(3) are effective for limitation years beginning on or after January 1, 2002.

(4)  Employer:   This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part.

(5)  Limitation year:   The Plan Year shall be the 12-consecutive-month period used to measure Compensation in this Plan for benefit purposes.

(6)  Maximum permissible amount:   This amount is the lesser of the defined contribution dollar limitation or 100% of the Participant's Compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive-month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year

12

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ARTICLE ELEVEN—AMENDMENT AND TERMINATION

11.1  AMENDMENT.  The Employer shall have the right to amend, alter, or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. The amendment shall be adopted by formal action of the Employer's Board of Directors. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

(a)  make it possible (other than as provided in Section 13.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their beneficiaries; or

(b)  alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the foregoing provisions of this Section 11.1, no amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to an amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of ERISA.

11.2  TERMINATION OF THE PLAN.  The Employer reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, or in the event of a partial termination of the Plan, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made in such time and such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. If a partial termination of the Plan is deemed to have occurred, this Section shall apply only to those Participants affected by such partial termination.

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ARTICLE TWELVE—TOP-HEAVY PROVISIONS

12.1  APPLICABILITY.  The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan. The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

12.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

(a) "Key Employee" shall mean, for Plan Years beginning before January 1, 2002, any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (i) an officer of the Employer earning Compensation greater than 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, (ii) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (½%) interest in the Employer and one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, (iii) a 5% owner of the Employer, or (iv) a 1% owner of the Employer who has an annual Compensation of more than $150,000. The determination period of the Plan is the Plan Year containing the determination date as defined in Section 12.2(b)(2)(D) and the four preceding Plan Years. The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder. "Non-Key Employee" shall mean any Employee or Beneficiary of such Employee or former Employee or Beneficiary of such former Employee who is not or was not a Key Employee during the Plan Year ending on the determination date, nor during the four preceding Plan Years.

Effective for Plan Years beginning after December 31, 2001, "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 10.1(b)(2). The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b) "Top-Heavy Plan" shall mean a plan where any of the following conditions exist:

(1) Top-Heavy status defined:

(A) The Plan is a Top-Heavy Plan if the top-heavy ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B) The Plan is a Top-Heavy Plan if the Plan is a part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds 60%; or

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(C) The Plan is a Top-Heavy Plan if the Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds 60%.

(2) Definition of terms for Top-Heavy status:

(A) "Top-heavy ratio" shall mean the following:

(i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has not maintained any defined benefit plans which during the five-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the determination date (including any part of any Account balance distributed in the one-year period ending on the determination date) (five-year period ending on the determination date in the case of a distribution made for reasons other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of the Account balances (including any part of any Account balance distributed in the one-year period ending on the determination date) (five-year period ending on the determination in the case of a distribution made for reasons other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) of all Participants as of the determination date, both determined in accordance with Section 416 of the Code and the regulations issued thereunder. Both the numerator and the denominator shall be increased by any contributions not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations issued thereunder.

(ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has or had any accrued benefits, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalent of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalent of accrued benefits under the defined benefit plans for all Participants, all determined in accordance with Section 416 of the regulations issued thereunder. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for reasons other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

(iii) For purposes of (i) and (ii) above, the value of Account balances and the actuarial equivalent of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and regulations issued thereunder for the first and second plan year of a defined benefit plan. The accrued benefits and Account balances of Participants (1) who are not Key Employees but who

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were Key Employees in a prior year or (2) who have not been credited with at least one hour of service with any employer maintaining the Plan at any time during the one-year period (five-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the determination date will be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made under Section 416 of the Code and regulations issued thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same Plan Year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(B) "Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C) "Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(D) "Determination date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

(E) "Valuation Date" shall mean the last day of the Plan Year.

12.3  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

(a)  Except as otherwise provided below, in any Plan Year when the Plan is a Top-Heavy Plan the Employer contributions and forfeitures allocated on behalf of any Participant shall not be less than the lesser of 3% of such Participant's Compensation as defined in Section 10.1(b)(2) or the largest percentage of Employer contributions and forfeitures as a percentage of the Key Employee's Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.1 or the Participant's failure to complete 1,000 Hours of Service, regardless of the Participant's level of Compensation.

(b)  The minimum allocation under this Section shall not apply to any Participant who was not employed

43

by the Employer on the last day of the Plan Year.

(c)  The minimum allocation under this Section shall be reduced by any allocation of Employer contributions under Section 4.3 and will be used as an offset against any such required allocation under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as the Valuation Date.

(d)  Neither elective deferrals nor matching contributions (as defined in Code Sections 402(g)(3) and 401(m)(4)(A), respectively) shall be taken into account for the purpose of satisfying the minimum allocation requirements of this Section, but are included for purposes of determining the percentage of Employer contributions allocated to Key Employees.

(e)  There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or frozen) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%."

12.4 VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) or more Years of Service for vesting purposes shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

12.5 ADDITIONAL RULES.

(a) Determination of Present Values and Amounts. This Section 12.5 shall apply, effective for Plan Years beginning after December 31, 2001, for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

(1) Distributions During Year Ending on the Determination Date. The present value of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.

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The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(2) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(b) Minimum Benefits.

(1) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan, or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(2) Contributions Under Other Plans. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

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ARTICLE THIRTEEN—MISCELLANEOUS PROVISIONS

13.1  PLAN DOES NOT AFFECT EMPLOYMENT.  Neither the creation of this Plan nor any amendment thereto nor the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee, and all liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

13.2  SUCCESSOR TO THE EMPLOYER.  In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

13.3  REPAYMENTS TO THE EMPLOYER.  Notwithstanding any provisions of this Plan to the contrary, and in the sole discretion of the Employer:

(a)  Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact may be returned to the Employer within one year after the date of contribution. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

(b)  Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer for any fiscal year for which initial Plan qualification under the Code is denied may be refunded to the Employer within one year after the date such qualification of the Plan is denied or within one year of the resolution of any judicial or administrative process with respect to the disallowance.

(c)  Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer may be refunded to the Employer, to the extent the income tax deduction for such contribution is disallowed, within one taxable year after the date of such disallowance or within one year of the resolution of any judicial or administrative process with respect to the disallowance.

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Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

13.4  BENEFITS NOT ASSIGNABLE.  Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders", the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment. Notwithstanding the prior provisions of this Section 13.4, an offset to a Participant's benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

13.5  MERGER OF PLANS.  In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

13.6  INVESTMENT EXPERIENCE NOT A FORFEITURE.  The decrease in value of any Account due to adverse investment experience will not be considered an impermissible "forfeiture" of any vested balance.

13.7  DISTRIBUTION TO LEGALLY INCAPACITATED PERSON.   In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to distribute the whole or any part of such benefit to the guardian or other legal representative, as duly appointed by a court having jurisdiction over the person, of such person. The receipt of any such payment or distribution is a complete discharge of liability for Plan obligations.

13.8  CONSTRUCTION.  Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

13.9  GOVERNING DOCUMENTS.  A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from eligible Service.

13.10  GOVERNING LAW.  The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

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13.11  HEADINGS.  The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

13.12  COUNTERPARTS.  This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

13.13  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.  In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be reallocated in the same manner as a forfeiture under Section 6.2 pursuant to this Plan. In the event a Participant or Beneficiary is located subsequent to the reallocation of his Account balance, such Account balance shall be restored without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

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ARTICLE FOURTEEN—MULTIPLE EMPLOYER PROVISIONS

14.1  ADOPTION OF THE PLAN.  With the Employer's consent, this Plan may be adopted by any other corporation or entity for its employees, which adopting Employer shall be known as a "Participating Employer." All assets may either be held within one Trust Fund, or each Participating Employer may maintain a separate trust fund attributable to its portion of Plan assets. Separate accounting shall be maintained for the Accounts of employees of each adopting Participating Employer.

14.2  SERVICE.  For purposes of vesting, eligibility to participate in the Plan, and determining eligibility for allocation of Participating Employer contributions, an Employee shall be credited with all of his Hours of Service with any Participating Employer which has participated in the Plan after the effective date of that participation. Pre-adoption Service will be credited in accordance with the rules in Article Two for such periods of time when the Employees were part of a controlled group of corporations, trades or businesses under common control or affiliated service group. Service during such time when there was no controlled or affiliated service group will be credited only for eligibility to participate in the Plan. These rules may be modified by an instrument of adoption.

14.3  PLAN CONTRIBUTIONS.  All contributions made by a Participating Employer, as provided for in this Plan and unless modified by an instrument of adoption, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan, unless modified by an instrument of adoption.

14.4  DETERMINING COMPENSATION.  In the case of any Employee who is paid by more than one Participating Employer, all of his Compensation from the Participating Employers shall be aggregated for purposes of determining benefits if the Plan is integrated with Social Security.

14.5  TRANSFERRING EMPLOYEES.  The Administrator shall adopt equitable procedures whereby contributions and forfeitures are equitably allocated in the case of Employees transferring from the employment of one Participating Employer to another Participating Employer. Similarly, rules shall be adopted whereby Account records may be transferred from the records of one Participating Employer to another Participating Employer.

14.6  DELEGATION OF AUTHORITY.  Each Participating Employer which participates in the Plan may delegate to the Employer the right to name the Administrator and Trustees of the Plan.

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14.7  TERMINATION.  Any termination of the Plan or discontinuance of contributions by any one Participating Employer shall operate with regard only to the Participants employed by that Participating Employer. All Employees affected thereby shall have a 100% nonforfeitable interest in their Accounts. In the event any Participating Employer terminates its participation in this Plan, or in the event that any such Participating Employer shall cease to exist through sale, reorganization or bankruptcy, the Trust Fund shall be allocated by the Trustee, in accordance with the direction of the Administrator, into separate trust funds. The amount to be allocated to the Trust of the terminating Participating Employer shall be equal to the value of Account balances of its Participants as of the most recent date as of which Plan assets were valued under Article Five, unless a special valuation is agreed to by the Administrator and the terminating Participating Employer.

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IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 20 day of January, 2011.

PUTNAM BANK

By:	/s/ Robert J. Halloran, Jr.
Authorized Officer

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AMENDMENT TO THE

PUTNAM BANK Employee Stock Ownership Plan

WHEREAS, Putnam Bank (the "Employer") adopted the Putnam Bank Employee Stock Ownership Plan (the "Plan") for the benefit of its employees, originally effective as of July 1, 2004; and

WHEREAS, the Plan was thereafter amended from time to time, including a complete restatement effective as of July 1, 2010; and

WHEREAS, the Employer wishes to amend the Plan to comply with the request of the Internal Revenue Service in connection with the review of the Plan submitted under the favorable determination letter program on January 31, 2011;

NOW, THEREFORE, pursuant to the power reserved to the Employer in Article Eleven of the Plan, the Plan is hereby amended as follows, effective as of July 1, 2010:

FIRST: Section 5.2(c) of the Plan is amended by the addition of the following sentence to the end of Section 5.2(c):

"The Valuation Date is the date of the transaction when it involves the Plan and a disqualified person."

SECOND: Section 5.3(a) of the Plan is amended by the addition of a new paragraph to the end thereof to read as follows:

"Employer Stock released from the suspense account is allocated to Participants' Accounts in shares of Employer Stock or other non-monetary units."

THIRD: Section 5.7 of the Plan is amended in its entirety to read as follows:

"5.7 PROHIBITED ALLOCATIONS OF SECURITIES IN AN S CORPORATION. If the Plan holds Employer Stock consisting of stock in an S corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) such Employer Stock may, during a nonallocation year, accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Section 401(a) of the Code) for the benefit of any disqualified person.

For purposes of this Section 5.7, the term "nonallocation year" means any Plan Year if, at any time during such Plan Year: (a) the Plan holds Employer Stock consisting of stock in an S corporation (as defined in Section 1361(a) of the Code for which an election under 1362(a) of the Code is in effect); and (b) disqualified persons own at least fifty percent (50%) of the number of shares in stock in the S corporation. "Disqualified person" means any person if: (1) the aggregate number of deemed-owned shares of such pension and the members of such person's family is at least twenty percent (20%) of the number of deemed-owned shares of stock in the S corporation; or (2) in the case of a person not described in (1) above, the number of deemed-owned shares of such person is at least ten percent (10%) of the number of deemed-owned shares of stock in such corporation. In the case of a disqualified person described in (1) above, any member of such person's family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person.

The rules of Section 318(a) of the Code shall apply for purposes of determining ownership, except that in applying Section 318(a) of the Code, the members of an individual's family shall include members of the family described in this Section 5.7(b) below, and Section 318(a)(4) of the Code regarding options shall not apply. In addition, notwithstanding the employee trust exception in Section 318(a)(2)(B)(i) of the Code, an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying the succeeding paragraph, this paragraph shall be applied after the attribution rules of the succeeding paragraph.

For purposes of this Section 5.7, in the case of a person who owns synthetic equity in the S corporation, except to the extent provided in regulations, the shares of stock in the corporation on which such synthetic equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of synthetic equity of one or more such persons results in: (1) the treatment of any person as a disqualified person; or (2) the treatment of any Plan Year as a nonallocation year. For purposes of this paragraph, synthetic equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under Section 318(a)(2) and 318(a)(3) of the Code. If, without regard to this paragraph, a person is treated as a disqualified person or a Plan Year is treated as a nonallocation year, this paragraph shall not be construed to result in the person or Plan Year not being so treated.

For purposes of this Section 5.7, the following terms shall have the following meanings:

(a)     "Deemed-owned shares" shall mean with respect to any person: (1) the stock in the S corporation constituting Employer Stock of the Plan which is allocated to such person under the Plan; and (2) such person's share of the stock in such S corporation which is held by the Plan but which is not allocated under the Plan to the Participants. For these purposes, a person's share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(b)     "Member of the family" shall mean with respect to any individual: (1) the spouse of the individual; (2) an ancestor or lineal descendant of the individual or the individual's spouse; (3) a brother or sister of the individual or the individual's spouse and any lineal descendant of the brother or sister; and (4) the spouse of any individual described in this Section 5.7(b)(2) or (3).

A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual's spouse for purposes of the preceding paragraph.

(c)     "Synthetic equity" shall mean any stock option, warrant, restricted stock, deferred insurance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(d)     "Impermissible allocation" shall mean any contribution or other annual addition (e.g. forfeiture allocation) in the Plan or other qualified plan (including a release and allocation from an ESOP suspense account) that would have otherwise been added to the disqualified person's account and invested in employer securities consisting of S corporation stock.

(e)     "Impermissible accrual" shall include all S corporation shares that are employer securities and other ESOP assets attributable to such shares (including Code Section 1368 distributions, sale proceeds and earnings on either the distribution or the proceeds) held for a disqualified person's account, whether attributable to current or prior year contributions.

Pursuant to the provisions of Section 656(d) of the Economic Growth and Tax Relief Reconciliation Act of 2001, this language is effective for Plan Years beginning after December 31, 2004.

This Section 5.7 is intended to comply with Section 409(p) of the Code and the regulations issued thereunder."

FOURTH: Section 10.1(a)(4) of the Plan is amended by the addition of a new paragraph to the end thereof:

"Section 10.1(a)(4) of the Plan is effective only for Limitation Years beginning before July 1, 2007. The International Revenue Service Employee Plans Compliance Resolution System (EPCRS) is the only correction method for correcting excess annual additions in Limitation Years beginning on or after July 1, 2007."

FIFTH: Section 10.1(b)(2) of the Plan is amended by the addition of the following language to the end thereof:

"For limitation years beginning on or after July 1, 2007, compensation for a limitation year shall also include compensation paid by the later of 2½ months after an Employee’s severance from employment with the Employer maintaining the Plan or the end of the limitation year that includes the date of the Employee’s severance from employment with the Employer maintaining the Plan, if:

(i)          the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer; or

(ii)         the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or

(iii)         the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the limitation year that includes the date of severance from employment, except compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled."

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed this 16th day of April, 2014.

PUTNAM BANK

By:	/s/ Thomas A. Borner
Authorized Officer

AMENDMENT FOR

WRERA

ARTICLE I

PREAMBLE

1.1	Effective date of Amendment. The Employer adopts this Amendment to the Plan to reflect recent law changes in connection with the Worker, Retiree, and Employer Recovery Act of 2008. This Amendment is effective as indicated below for the respective provisions.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Construction. Except as otherwise provided in this Amendment, any reference to "Section" in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.4	Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates these WRERA provisions).

ARTICLE II

WAIVER OF 2009 REQUIRED DISTRIBUTIONS

2.1	Suspension of RMDs unless otherwise elected by Participant. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

2.2	Direct Rollovers. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions. A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H).

This Amendment has been executed this 30th day of May, 2014.

Name of Plan: Putnam Bank Employee Stock Ownership Plan

Name of Employer: Putnam Bank

By:	/s/ Robert J. Halloran, Jr.
EMPLOYER